INSITUFORM EAST, INCORPORATED
                            1999 BOARD OF DIRECTORS'
                                STOCK OPTION PLAN

1.       Purpose.

         The purpose of the Insituform East, Incorporated 1999 Board of Directors Stock Option Plan (the "Plan") is to promote the growth and general prosperity of Insituform East, Incorporated (the "Company") by permitting the Company, through the granting of Options to purchase shares of its Common Stock, par value $.04 per share (the "Common Stock"), to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company.

2.       Administration.

         The Board of Directors shall administer the Plan and shall have exclusive authority to interpret, construe and implement the provisions of the Plan, except as may be delegated in whole or in part by the Board to a committee of the Board (the "Committee") which shall consist of two or more members of the Board. Each determination, interpretation or other action that may be taken pursuant to the Plan by the Board or the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons.

3.       Eligibility.

         All members of the Board of Directors shall receive Options pursuant to the terms of the Plan, as set forth herein.

4.       Shares of Common Stock Subject to Options.

         Subject to the provisions of Sections 10 and 11 hereof, the maximum number of shares of Common Stock which may be optioned and sold under the Plan is 525,000 shares of authorized but unissued, or reacquired, shares of Common Stock of the Company. In the event any shares of Common Stock subject to an Option are not issued for any reason at the expiration or termination of such Option, such shares may again be subject to an Option under the Plan.

5.       The Options.

         Each Director granted an Option under this Plan shall enter into a separate written Option Agreement with the Company covering each such Option granted, in such form containing such terms and conditions as are not inconsistent with the Plan, as the Board or the Committee shall from time to time determine. Except as provided in this Section, each Option granted hereunder and pursuant to each such agreement will entitle each Director to whom such Option is granted the right to purchase 15,000 shares of the Company's Common Stock at the Option Price, at any time and from time to time, up to five
(5) years from the date of grant. Options will be granted hereunder each year to each member of the Board of Directors of the Company serving as such on the date of grant. The first Option grant will be made on December 10, 1999, and the Option Price with respect to such Option shall be determined as of such date, subject to approval of the Plan by the Company's Stockholders at the Annual Meeting of Stockholders to be held on December 10, 1999. Each of the succeeding grants will be made on the date of each succeeding Board of Directors meeting, which follows each succeeding Annual Meeting of Stockholders, and the Option Price shall be determined as of each such respective date.

6.       Option Price.

         The Option Price for each share of the Common Stock to be issued upon exercise of Options under the Plan shall be determined on the date of grant in the following manner: (i) if the trading prices for the Common Stock are reported on the consolidated transaction reporting system (the "consolidated system") operated by the Consolidated Tape Association, whether or not the Common Stock is traded on an exchange, the average of the high and low prices at which the Common Stock is reported in the consolidated system to have been traded on such date; (ii) if the principal market for the Common Stock is an exchange and if the trading prices for the Common Stock are not reported in the consolidated system, the average of the high and low prices at which the Common Stock is reported to have traded on such exchange on such date; (iii) if the principal market for the Common Stock is otherwise than on an exchange, trading prices for the Common Stock are not reported on the consolidated system, and bids and offers for such security are reported in the automated quotation system operated by the National Association of Securities Dealers, Inc. ("NASDAQ"), the mean between the highest current independent bid price and the lowest current independent asked price reported on "level 2" of the NASDAQ on such date; (iv) if the principal market for the Common Stock is otherwise than on an exchange, trading prices for the Common Stock are not reported on the consolidated system, and bids and offers for the Common Stock are not reported in NASDAQ, the mean between the highest current independent bid and the lowest current independent asked price on such date, determined on the basis of reasonable inquiry; or (v) if there is no market for the Common Stock, such price as the Board in its discretion, acting in good faith, shall determine, but not less than the price of any contemporaneous sales of the Common Stock. If there is a market for the Common Stock and if, on the pertinent date, no transactions or bid and asked prices, as the case may be, are reported for the Common Stock under the relevant clause above, the Option Price of the Common Stock shall be determined on the next day on which transactions or bid and asked prices, as the case may be, are reported for the Common Stock under such clause. The Option Price shall be subject to adjustment as set forth in Section 10 hereof.

7.       Exercise of Option.

         (a) An Option may be exercised at any time and from time to time within a period of five (5) years from the date of grant of such Option with respect to all or part of the shares covered thereby, subject however, to the further restrictions contained in this Section 7.
                  In the event the Company or the Stockholders of the Company enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, a reorganization, a liquidation or otherwise, each outstanding Option shall be exercisable with respect to the full number of shares subject to that Option, notwithstanding the preceding paragraph of this Section 7(a), only during the period commencing as of the date of such agreement and ending when the disposition of assets or stock contemplated by the Agreement is consummated.

         (b) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Secretary of the Company. As soon as practicable after the date an Option is exercised, the Company shall deliver to the Director a certificate or certificates for the number of shares of Common Stock acquired upon such exercise, registered in the name of the Director or the name of any other person entitled to such shares as contemplated by Section 7(c).

         (c) An Option may be exercised by the optionee only (i) if the optionee has served continually as a Director of the Company or its Successor Company for at least six months following the date of grant and (ii) (x) while he is, and has continually been since the date of the grant of the Option, a Director of the Company or its Successor Company, or (y) for a period ending six (6) months after the Director has terminated his services in all of such capacities; except that if a Director's continuous service terminates by reason of his death, such Option may be exercised within six (6) months after the death of such Director, but in no event later than five (5) years after the date of grant of such Option, by (and only by) the person or persons to whom his right under such Option shall have passed by will or by laws of descent and distribution.


         (d) An Option may be exercised in accordance with this Section 7 as to all or any portion of the shares subject to the Option from time to time, but shall not be exercisable with respect to fractions of a share.

8.       Options not Transferable.

         Options under the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of an optionee only by such optionee.

9.       Amendment or Termination of the Plan.

(a) The Board of Directors may amend the Plan in such respects as it shall deem advisable; provided that, no change shall be made that increases the total number of shares of Common Stock reserved for issuance under the Plan (except pursuant to Section 11), or materially modifies the requirements as to eligibility for participation in the Plan, unless such change is authorized by the Stockholders of the Company. An amendment of the Plan shall not, without the consent of the Director, adversely affect a Director's rights under an Option previously granted to him or her.

         (b) The Board of Directors may at any time terminate the Plan. Any such terminations of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

10.      Adjustments Upon Changes in Capitalization.

         If all or any portion of the Option is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, reorganization, or other similar change or transaction of or by the Company, as a result of which shares of any class shall be issued in respect of outstanding shares of the class covered by the Option, or shares of the class covered by the Option shall be changed into the same or different number of shares of the same or another class or classes, the person or persons so exercising such an Option shall receive, for the aggregate option price payable upon such exercise of the Option, an aggregate number and class of shares equal to the number and class of shares he would have had on the date of exercise had the shares been purchased for the same aggregate price at the date the Option was granted and not been disposed of, taking into consideration any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidated, acquisition of property or stock, separation, reorganization or other similar change or transaction; provided, however, that no fractional shares shall be issued upon any such exercise, and the aggregate price paid shall be approximately reduced on account of any fractional shares not issued.

11.      Changes in Capital Structure of Company.

         In the event of a change in the capital structure of the Company, the number of shares specified in Section 5 of the Plan, the number of shares covered by each outstanding Option and the price per share shall be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend or effected in any other manner without receipt of additional or further consideration by the Company.

12.      Agreement and Representations of Director.

         As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable law, rule or regulation.

13.      Reservation of Shares of Common Stock.

         The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of shares of Common Stock under the Plan shall not result in any liability of the Company in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained.

14.      Term.

         The Plan shall be effective upon its adoption by the Board of Directors and approval by the Company's Stockholders. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 9.

15.      Definitions.

         As used herein, the following definitions shall apply:

         (a) "Common Stock" shall mean Common Stock, par value $.04 per share, of the Company.

         (b) "Continuous Service" shall mean service as a member of the Board of Directors, without interruption, of the Company or its Successor Company.

         (c) "Option" shall mean a stock option granted pursuant to the Plan.

         (d)  "Option  Price"  means  the  purchase   price,  as  determined  in
accordance with Section 6 of the Plan, for each share of the Common Stock issued upon the exercise of Options.

         (e) "Plan" shall mean the Company's Board of Directors' 1999 Stock Option Plan.

         (f) "Stockholders" shall mean the holders of outstanding shares of the Company's Common Stock and Class B Common Stock.

         (g) "Successor Company" means any company which acquires all or substantially all of the stock or assets of the Company.

                                                       Dated:  September 7, 1999